                                 EXHIBIT 10.20

                            Engelhard Corporation
                                  Development
                                   Agreement

                             DEVELOPMENT AGREEMENT

     This Agreement memorializes a relationship made and entered into this nineteenth day of January, 1999, by and between and Hydrogen Burner Technology, Inc., having a place of business at 3925 Vernon Street, Long Beach, California 90815 ("HBT"), and Engelhard Corporation, having a place of business at 101 Wood Avenue, Iselin, New Jersey 08830-0770 ("ENGELHARD").


1.   RECITALS
     1.1 Engelhard has developed and continues to develop technology related to catalyst products and manufactures catalyst products, including catalyst compositions, catalyzed articles and catalyst systems, including catalysts useful in the various components of a fuel cell including fuel processors and fuel cell stacks. Engelhard has also developed and continues to develop technology related to fuel processors and related equipment for use in fuel cell systems. The principal role of Engelhard under this Agreement is to provide existing or develop and provide catalysts, and related methods of application, for use with a stationary fuel processor, and/or components thereof as determined by the parties.

     1.2 HBT has developed and continues to develop technology related to fuel processors, fuel processor systems and related equipment for use in fuel cell systems as well as industrial hydrogen generators. HBT, separately and combined with its subcontractor have developed and continue to develop technology related to catalyst products useful for stationary and mobile fuel cell systems utilizing gaseous and liquid hydrocarbon fuels. Specific technology of HBT relates to precious metal, iron/chromium and copper/zinc based shift catalysts. However, HBT is not a commercial catalyst manufacturer. HBT has filed a patent application relating to shift catalysts useful in fuel processors. The principal role of HBT under this Agreement is to provide existing or develop and provide a stationary fuel processor, and/or components thereof for use with catalysts and related methods as determined by the parties.

     1.3 HBT and Engelhard desire to work together to combine Engelhard's proprietary catalyst technology with HBT's proprietary fuel processor related technology to develop a fuel processor that will be

HYDROGEN BURNER TECHNOLOGY, INC.
Page 2

used for residential and small stationary commercial fuel cell systems. In particular initial projects are envisioned to relate to the development of Stationary Autothermal Fuel Processors, as defined below. The fuel processors to be developed hereunder shall use any suitable fuel including but not limited to natural gas, methane, or propane.

     In consideration of the foregoing and the terms set forth below, the parties agree as follows:

2.   DEFINITIONS
     The following terms shall have, for the purposes of this Agreement, the meanings set forth in this Article 2. Although defined in the singular, the terms may be used in this Agreement in the plural as well as the singular form.

     2.1 "Catalyst" shall mean catalyst, catalytic adsorbers, catalytic absorbers and/or reactive compositions which are useful to catalyze the oxidation and/or reduction of, or otherwise treat, carbon monoxide, hydrogen, hydrocarbons including natural gas and includes catalyst compositions supported on carriers such as honeycomb monoliths, plates, pipes, hardware and other catalyzed components related to a fully integrated fuel processor, with specific catalysts including CO preferential oxidation catalysts and autothermal reforming catalysts, oxidation catalysts for the abatement of hydrogen from the anode, and shift catalysts which are catalysts that catalyze a gas stream comprising hydrogen, carbon monoxide and water to increase the hydrogen concentration and decrease the carbon monoxide concentration of the gas stream.

     2.2 "Sorbent" shall mean non-catalytic adsorbent and/or absorbent which can adsorb and/or absorb materials such as sulfur containing molecules.

     2.3 "Fuel Processor" shall mean a system for converting hydrocarbon fuels (e.g., natural gas, methane, propane, etc.) to a gas containing hydrogen that is suitable for acceptable operation at the fuel cell anode. The system may consist of hardware and control components designed to employ catalysts in reactor, exchanger, shift, CO polishing or treatment subsystems.

HYDROGEN BURNER TECHNOLOGY, INC.
Page 3

     2.4 "Fuel Cell" shall mean an electrochemical cell used to convert fuel (e.g. Hydrogen (H2)) from the Fuel Processor to electrical energy, and may contain a plurality of unit cells which in turn may contain a plurality of catalytic anodes, cathodes and porous plates.

     2.5 "Program" shall mean the joint effort of the parties pursuant to this Agreement to design and develop one or more Fuel Processors and/or components thereof that will be used for residential and small stationary commercial Fuel Cell systems. The Fuel Processor(s) will be designed to be used to convert gaseous fuel, such as natural gas, methane or propane to hydrogen with low concentrations of carbon monoxide which are acceptable for use in Fuel Cell stacks.

     2.6 "Stationary Autothermal Fuel Processor" also referred to as "SAFP" shall mean a Fuel Processor which is a combination of a catalytic partial oxidation unit, a steam reforming unit, water gas shift units, a preferential oxidation unit and optionally a sulfur removal unit. Autothermal reforming refers to the combination of catalytic partial oxidation and steam reforming. Preferential oxidation refers to the reduction of carbon monoxide to concentrations acceptable for use in Fuel Cell stacks.

     2.7 "Projects" shall mean projects relating to the Program which are agreed to by the parties from time to time and are within the scope of Exhibit A, made a part hereof, and as may be modified in writing, by mutual agreement, with an initial Project envisioned to be the joint development of one or more Stationary Autothermal Fuel Processors.

     2.8 "Project Patent Property" shall mean any patent applications or patents relating to and/or having claims covering technology relating to the Fuel Processor, Catalyst, Sorbent or elements thereof developed by the parties hereunder and based on work done pursuant to Projects agreed upon hereunder.

     2.9 "Technical Information" shall mean information and samples relating to the Program which either party has in its possession or hereafter develops and is lawfully free to disclose to the other hereunder without obligation to third parties, and considers necessary in furtherance of the Program.

HYDROGEN BURNER TECHNOLOGY, INC.
Page 4

     2.10 "Background Patent Rights" shall mean inventions relevant to and useful in the work done pursuant to Projects agreed upon hereunder, which inventions were conceived prior to the above written Effective Date of this Agreement whether patented or an application for patent under the Patent
Laws of the United States of America or any foreign country. Background Patent Rights shall include the patent application and any related patents or patent applications or HBT referenced in Section 1.2 hereof and relating to shift catalysts useful in Fuel Processors.

     2.11 "Affiliated Company" shall mean any company or entity owned by, or having common ownership with either party to this Agreement, or being a joint venture partner of either party to this Agreement. Ownership of a company or entity as used herein means the direct or indirect ownership of more than fifty percent (50%) of the voting shares or share capital, equity or voting rights of the company or entity except that Affiliate shall include Engelhard's affiliates N.E. ChemCat Co., Ltd. of Japan and Heesung Engelhard of South Korea, and HBT's Phoenix Gas Systems.

     2.12 "Net Sales" of Fuel Processors and/or components thereof including Catalysts used specifically for such Fuel Processors or components thereof, shall mean the amount actually billed for the sales of said systems, parts and/or components thereof after deducting from gross sales price: (i) normal and customary cash and trade discounts, credit for returns and allowances,
(ii) insurance costs and transportation charges and allowances, (iii) sales or other excise taxes or duties imposed upon and paid by the party selling said products with respect to such sales and (iv) selling commissions by resellers or trading agents, if any, paid by the party selling said products.

     2.13 "Effective Date" shall mean January 19, 1999.

3.   PROGRAM FOR ESTABLISHMENT AND DETERMINATION
     OF PROJECTS AND EXCHANGE OF TECHNICAL INFORMATION

     3.1 Pursuant to the Program, HBT and Engelhard will cooperate in the development of one or more Fuel Processors and related Catalysts in accordance with the Project recited in Exhibit A. It is understood the parties may exchange Technical Information reasonably required by the

HYDROGEN BURNER TECHNOLOGY, INC.
Page 5

other to perform and evaluate their respective contributions to the Program. However, except as recited in this Agreement, neither of the parties is obligated to provide Technical Information to the other party. HBT and Engelhard shall pursue the Progam as it may be amended in writing by the parties from time to time unless they determine jointly or separately, in good faith, that the Program will not result in a commercially feasible Fuel Processor, at which time the Agreement can be terminated consistent with
Article 13 below.

      3.2 Within ninety (90) days after the Effective Date, authorized representatives of Engelhard and HBT shall meet for the purpose of outlining the initial Project or Projects, within the scope of the Program, to be undertaken. Such authorized representatives shall agree on the Projects in writing and shall include the nature, scope, estimated resource requirements, the estimated completion date, and the procedures to be followed for implementing same. A written summary of each such Project, upon mutual agreement of the parties, shall be incorporated into Exhibit A and made a part of this Agreement.

      3.3 Each party shall bear its own costs and expenses with respect to the Program, except as may otherwise be agreed. Unless otherwise agreed, each party will determine the testing which it shall conduct and pay for its own testing. HBT and Engelhard shall mutually agree upon testing to be conducted by third parties and which party shall bear the costs. The results of testing by a party, HBT or Engelhard, shall be disclosed to the other party, and shall be the Technical Information of the disclosing party. All test results obtained by third parties shall be provided to both HBT and Engelhard and shall be the jointly owned Technical Information of both HBT and Engelhard.

      3.4 A database shall be kept jointly by HBT and Engelhard to indentify the degree of participation each party provides for new proprietary intellectual property including whether the inventions were solely or jointly developed. A listing of such intellectual property is provided on Exhibit C, made a part hereof, and as may be modified in writing, by mutual agreement of the parties.

HYDROGEN BURNER TECHNOLOGY, INC.
Page 6

      3.5 No party shall encumber or obligate another party in any manner, including agreeing to a project for a customer, without the written agreement of the other party.

4.  INTELLECTUAL PROPERTY

    4.1 All Technical Information developed soley by Engelhard and Project Patent Properties based on inventions made solely by Engelhard employees shall be the sole property of Engelhard.

    4.2 All Technical Information developed solely by HBT and Project Patent Properties based on inventions made solely by HBT employees shall be the sole property of HBT.

    4.3 Each party shall have the sole right to determine whether and in which countries it shall make applications for Project Patent Properties on inventions which are their respective sole property as recited in Sections 4.1 and 4.2.

    4.4 All Technical Information jointly developed hereunder and based on work pursuant to Project(s), and Project Patent Properties based on inventions made jointly by Engelhard and HBT employees shall be jointly owned. The parties shall, upon mutual agreement, determine whether patent applications shall be filed for joint inventions, and which party shall file such applications, including foreign applications and all costs therefor, including costs of issue and maintenance. Any resulting patent shall be jointly owned. In countries where one party desires to file a Project Patent Property based on such joint invention and the other party does not, the party causing the filing to be made shall be the sole owner thereof. Subject to Article 5, the other party shall have unlimited right and license under said Project Patent Property with right to sublicense.

    4.5 No party shall abandon any Project Patent Property under its control without notifying the other party of such fact in reasonable time for the other party to assume prosecution or maintenance of such patent if it so desires. If such other party assumes prosecution or maintenance of such patent, each party shall thereafter have the same rights relative to such patent as if the party which assumes prosecution or maintenance had caused such patent to be filed initially. A party which is the

HYDROGEN BURNER TECHNOLOGY, INC.
Page 7

proprietor of a Project Patent Property shall not be liable to the other party for inadvertent abandonment of said Project Patent Property.

     4.6 Except as otherwise provided, and in order to carry out the foregoing, each party shall, at the request and expense of the other party, use reasonable efforts to execute or cause to be executed such assignments or other papers relating to Project Patent Properties as the requesting party may require.

5.   LICENSES AND ROYALTIES
     5.1 With regard to Catalysts, Sorbents and Fuel Processors which are the subject of jointly owned Project Patent Properties and jointly developed Technical Information, for a period of three (3) years from December 31, 2001: (i) Engelhard shall have a royalty-free exclusive right and license, with right to sublicense, to manufacture, have manufactured, use and sell Catalysts and Sorbents; and (ii) HBT shall have a royalty-free exclusive right and license, with right to sublicense to manufacture, have manufactured, use and sell Fuel Processors and components thereof.

     5.2 Upon expiration of the three (3) period recited in Section 5.1, each party shall have a royalty-free nonexclusive right and license, to manufacture, have manufactured, use and sell Catalysts, Sorbents and Fuel Processors and components thereof, which are the subject of jointly owned Project Patent Properties and jointly developed Technical Information.

     5.3 Upon expiration of the three (3) period recited in Section 5.1, (i) Engelhard shall have a royalty-free right to license jointly owned Project Patent Properties and jointly developed Technical Information relating to Catalysts and Sorbents to any party, and jointly owned Project Patent Properties and jointly developed Technical Information relating to Fuel Processors to any Affiliate; and the right to license jointly owned Project Patent Properties and jointly developed Technical Information relating Fuel Processors to any unrelated party at a reasonable royalty to HBT; and (ii) HBT shall have a royalty-free right to license jointly owned Project Patent Properties and jointly developed Technical Information relating to Fuel Processors to any party, and

HYDROGEN BURNER TECHNOLOGY, INC.
Page 8

jointly owned Project Patent Properties and jointly developed Technical Information relating to Catalysts and Sorbents to any Affiliate; and the right to license jointly owned Project Patent Properties and jointly developed Technical Information relating to Catalysts and Sorbents to any unrelated party at a reasonable royalty to Engelhard.

     5.4 HBT shall grant to Engelhard, upon request by Engelhard, a worldwide, sole right and license, with right to sublicense, to manufacture, have manufactured, use and sell Catalysts which are the subject of HBT Background Patent Rights in return for a royalty rate based on the Net Sales to be agreed by the parties.

6.   CONFIDENTIAL INFORMATION
     In order for the parties to proceed with this Agreement, the parties may exchange information and samples which the disclosing party regards as confidential. In order to protect the rights of both parties in their respective confidential information ("INFORMATION") and proprietary samples ("SAMPLES"), the parties hereby agree that such INFORMATION and SAMPLES shall be exchanged subject to the terms of their Confidentiality Agreement effective January 1, 1999, between HBT and ENGELHARD. (Exhibit B)

7.   COMMERCIAL ARRANGEMENTS
     7.1 Within thirty (30) days from the date of completion of the Project(s) described in Exhibit A (but in any case not later than June, 2000), and if the parties have determined to proceed, authorized representatives of the parties will meet to discuss a business or commercial plan for the Fuel Processors or components thereof to be developed hereunder which shall include the possible commercial arrangements between the parties, such as joint ventures, supply agreements or other arrangements.

     7.2 The parties contemplate initial commercialization of a SAFP with Plug Power L.L.C. The parties expect to provide one SAFP unit to Plug Power which is developed under this Agreement. Each of HBT's and Engelhard's cumulative liability to Plug Power shall be no greater than one half of the price of the initial SAFP unit to Plug Power. This is

HYDROGEN BURNER TECHNOLOGY, INC.
Page 9

expected to be a total of $150,000.00 for both HBT and Engelhard or $75,000.00 maximum liability for each of HBT and Engelhard.

8.   PUBLICITY
     No public release or advertisements by either HBT or Engelhard relating to the subject of this Agreement shall be made without the agreement of both parties except to the extent that either party is advised by its counsel that disclosure of such subject is required by law.

9.   WARRANTIES AND LIMITATION OF LIABILITIES
     9.1 Except for liability associated with Section 7.2, no party shall be liable to another party in the event that the Project(s) recited in
Section 3.2 cannot be successfully completed.

     9.2 The sole obligation of each party with respect to its Technical Information, including the results of the Projects of Section 3.2, shall be to forward same to the other party as provided in this Agreement, and to correct errors that might have occurred in said Technical Information without undue delay after such errors are made known to the party which forwarded said Technical Information.

     THE WARRANTIES SET FORTH IN THIS SECTION 9.2 APPLY TO ALL OF SAID TECHNICAL INFORMATION LICENSED OR KNOWINGLY DISCLOSED HEREUNDER AND ARE IN LIEU OF ALL WARRANTIES EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THE WARRANTIES THAT SAID TECHNICAL INFORMATION CAN BE USED WITHOUT INFRINGING PATENTS AND OTHER RIGHTS OF THIRD PARTIES.

     9.3 Nothing in this Agreement shall obligate either party to apply for, take out, maintain or acquire any PATENT protection, in any country.

10.  NOTICES
     All notices required to be given hereunder shall be in writing and shall be given by courier, fax which is confirmed by mail, or first class mail, postage prepaid, addressed to the parties as follows:

HYDROGEN BURNER TECHNOLOGY, INC.
Page 10

     To HBT:        Hydrogen Burner Technology, Inc.
                    3925 Vernon Street
                    Long Beach, California 90815
                    Phone: (562) 597-2442; Facsimile: (562) 597-8780
                    Attn: Mr. David Moard, President

     To Engelhard:  Engelhard Corporation
                    101 Wood Avenue South
                    Iselin, NJ 08830-0770
                    Phone: (732) 205-7385; Facsimile: (732) 205-5915
                    Attn: Mr. Daniel W. Parker
                          Group Vice President
                          Separation Systems and Ventures

                    cc:   Vice President & General Counsel

     Either party shall have the right to change the address to which notices are to be sent by the giving of not less than ten (10) days' written notice to the other party.

11.  RELATIONSHIP
     The relationship of the parties hereto shall be that of independent contractors and nothing herein contained shall be deemed to create any relationship of agency or any partnership.

12.  ENTIRE AGREEMENT
     This Agreement constitutes the entire agreement between the parties regarding the development of the one or more Fuel Processors and/or components thereof specified in Exhibit A hereto and supersedes any and all other prior agreements and understandings whether written, verbal or implied except for the agreement of Exhibit B made a part hereof. No changes, alterations or modifications to this Agreement shall be effective unless in writing and signed by the parties hereto.

13.  TERMINATION
     13.1 This Agreement shall terminate upon successful completion of the Program but in any event by December 31, 2001, unless further extended by written agreement of the parties or unless earlier terminated

HYDROGEN BURNER TECHNOLOGY, INC.
Page 11

as provided below. Either party may terminate this Agreement by ninety (90) days' written notice to the other party. Upon termination pursuant to this
Article 13, the parties shall be relieved of all obligations under this Agreement, except for their obligations under this Article 13, Article 6 with respect to confidential information and their obligations under Articles 4 and 5 as to inventions conceived or reduced to practice prior to such termination, and warranties and limitation of liabilities recited in
Article 9. Such termination as provided in this Article 13 shall be the only recourse either party shall have against the other for any discontinuance of the expenditure of funds on the Program by the other.

     13.2 In the event of termination by a party prior to December 31, 2001, each party shall have the rights to the jointly developed Technical Information and Project Patent Properties, and the terminating party, shall make available all solely developed Technical Information and Project Patent Properties, developed hereunder, royalty free for the first 100 SAFP units. Notwithstanding the above, upon termination by Engelhard prior to December 31, 2001, Engelhard shall have the option to either i) manufacture Catalysts and Sorbents for use by HBT to manufacture and sell the first 100 SAFP at reasonable terms and conditions; or ii) grant a license HBT to make or have made Catalysts or Sorbents which are the subject of Engelhard solely developed Technical Information and Project Patent Properties, developed hereunder, for use by HBT only to manufacture and sell the first 100. Additionally, the terminating party shall enter into good faith negotiations relating to a royalty bearing license for such Technical Information and Project Patent Properties, developed hereunder, for additional SAFP developed hereunder; except that neither party shall be obligated to license any solely owned Catalyst, Sorbent or Fuel Processor related Technical Information and Project Patent Properties for additional SAFP or other units developed hereunder.

14.  OTHER DEVELOPMENT
     Either party hereto, subject to its obligations under Article 6 above in connection with the other party's confidential information, may

HYDROGEN BURNER TECHNOLOGY, INC.
Page 12

pursue development activity, whether or not similar to the Program, with others, or independently, provided such activity does not otherwise violate a party's obligations hereunder. If it is similar, notice shall be provided to the other party. Engelhard hereby gives notice to HBT that it has a variety of relationships with other Fuel Processor manufacturers and development companies including joint development programs relating to Fuel Processors for mobile applications. HBT hereby gives notice to Engelhard that it has a variety of relationships with other Catalyst and Fuel Cell development companies including joint development programs relating to Fuel Processors for both mobile and stationary applications.

15.  ASSIGNABILITY
     This Agreement may not be assigned by any party without the mutual written consent of the other parties hereto, which consent shall not be unreasonably withheld. Except as so provided, any purported assignment shall be null and void.

16.  JURISDICTION/LAW
     All disputes arising out of or in connection with this Agreement which cannot be settled among the parties within ninety (90) days of the first notification by a party of such dispute, shall be finally referred to the exclusive jurisdiction of the competent court of the party to which the other party is complaining. This Agreement shall be governed by and construed in accordance with the laws of New Jersey in the English language.

17.  SEVERABILITY
     In the event that any portion of this Agreement not vital to the main purpose of this agreement shall be held illegal, void or ineffective, the remaining portions shall remain in full force and effect.

HYDROGEN BURNER TECHNOLOGY, INC.
Page 13

18.  HEADINGS
     The headings of Sections of this Agreement are for convenience only, and shall not in any way affect the interpretation of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ENGELHARD CORPORATION                                   HYDROGEN BURNER TECHNOLOGY, INC.

By /s/ Daniel W. Parker              [STAMP]            By /s/ David Moard
   -------------------------------   APPROVED AS TO        -------------------------------
   Daniel W. Parker                  LEGAL FORM         Name   David Moard
   Group Vice President              [ILLEGIBLE]        Title  President
   Separation Systems and
   Ventures

Date   10-14-99                                         Date   10/14/99
     -----------------------------                           -----------------------------

EXHIBIT A: JOINT DEVELOPMENT AGREEMENT: ENGELHARD AND HBT

OBJECTIVE: To jointly develop two natural gas-fueled, fuel processors delivering up to 130 liters of H2/minute with a CO content less than 10 ppm. Engelhard will be chiefly responsible for the catalysts and HBT the overall reactor design and its system for control. The jointly developed fuel processors will be delivered to Plug Power before November 1999.

SCOPE OF WORK:

1. HBT will provide a general reactor design to Engelhard to accommodate all of the catalysts for meeting the subject objectives. HBT will provide heat and material balances and Engelhard will advise regarding the final design.

2. Engelhard will provide an autothermal reformer (ATR, (including catalyzed partial oxidation (CPO) and steam methane reforming (SMR) catalyst sections) and its operating conditions to HBT in accordance to their specifications. The system will generate an equivalent of greater than 40% (dry volume) H2. HBT will secure the monolithic reactors into their reactor hardware. HBT will design the heat management system to provide sufficient preheat temperatures to initiate and sustain the ATR reaction.

3. HBT will provide Engelhard with the reactor size requirements for water gas shift catalysts (both high temperature shift (HTS) and low temperature shift (LTS). Engelhard will supply monoliths and/or tableted catalysts along with approximate operating conditions. HBT will provide engineering design to meet the desired operating conditions.

4. Engelhard will supply PROX (preferential oxidation catalyst) and its operating conditions (inlet temperature, space velocities and oxygen to carbon monoxide ratios) to HBT. HBT will design and build the final reactor.

5. HBT will provide anode vent gas combustors, which Engelhard will coat with an active catalyst. The anode gas combustors will be integrated by HBT into the heat management system.

6. HBT will be responsible for the overall integration, construction and testing of the final fuel processor, which will to meet the objective. Engelhard will be responsible to provide temperature and poison sensitivity of all catalysts.

7.   Engelhard will characterize all catalysts for modes of deactivation.

8. HBT & Engelhard will share and review test data developed by HBT in their test cells on components and systems and by Engelhard in their laboratories on representative catalysts. Both parties will work together to optimize the performance of the system while minimizing costs of the future unit designs.

9. HBT and Engelhard will support the system testing and operation of units at Plug Power with technicians and materials utilizing the shortest turnaround times practical.

                                   EXHIBIT B

                                   AGREEMENT
                                   ---------

     This Agreement is effective as of the first day of January, 1999 by and between Engelhard Corporation, having a place of business at 101 Wood Avenue, Iselin, New Jersey 08830-0770 ("ENGELHARD"), and Hydrogen Burner Technology, Inc., having a place of business at 3925 Vernon Street, Long Beach, California 90815 ("HBT").

     ENGELHARD has developed and continues to develop certain proprietary technical and business information, services, processes, materials and products pertaining to catalyst compositions, catalytic articles and related products and systems, including catalyst compositions, catalytic articles and related products and systems useful in the various components of fuel cells including fuel processors and fuel cell stacks.

     HBT has developed and continues to develop certain proprietary technical and business information, services, processes, materials including catalysts, and products pertaining to fuel processors, fuel processor systems for producing hydrogen containing product gas for commercial hydrogen use and fuel cells.

     As used herein, the term "INFORMATION" and "SAMPLES" shall refer to the above-described proprietary information and samples of the respective parties. ENGELHARD and HBT are willing to exchange INFORMATION and/or SAMPLES for the sole purpose of determining whether they are willing and able to work together to develop natural gas fueled fuel processors for fuel cells for non-automotive applications, and if so, to proceed with such development.

     Therefore, the parties agree as follows:

     1. Each party will, for a period of five (5) years from the date of disclosure, maintain all INFORMATION and SAMPLES received, directly or indirectly, from the other party, secret and confidential, and refrain from divulging such INFORMATION and SAMPLES to third parties, and use said INFORMATION and SAMPLES only for the purposes of this Agreement.

     2. Oral proprietary information shall be identified as INFORMATION at the time of disclosure and confirmed in writing as INFORMATION within thirty
(30) days after disclosure.

     3. This obligation of confidentiality and limited use shall not apply to any INFORMATION received by a party which;

     a.   was in the public domain at the date of disclosure;

     b. becomes public knowledge during the term of this Agreement without fault or involvement by a receiving party;

     c. was in a receiving party's possession prior to receipt from a disclosing party and receiving party is not subject to an existing obligation of confidence with respect to such INFORMATION;

     d. is lawfully acquired by a receiving party from a party which is not subject to an existing obligation of confidence with respect to such INFORMATION; or

     e. was developed by employees or agents of a receiving party independently of and without reference to any INFORMATION received from a disclosing party.

     Specific INFORMATION disclosed by one party to the other shall not be deemed to come under the above exemptions merely because it is embraced by more general information which is or becomes subject to the above exceptions. To the extent that INFORMATION disclosed hereunder comes under any of the exceptions referred to above, a receiving party will not disclose that such INFORMATION was acquired from disclosing party.

     4. With regard to SAMPLES received, directly or indirectly, by one party from the other, and unless otherwise authorized in writing by a disclosing party, a receiving party agrees as follows:

     a. not to analyze or have analyzed any of the SAMPLES in order to determine the physical characteristics or chemical composition of any SAMPLES, except as authorized by a disclosing party;

     b.   not to provide SAMPLES to parties not subject to this Agreement;

     c.   to use the SAMPLES only for the above-stated purposes;

     d. upon completion of a receiving party's evaluation and unless otherwise agreed, the receiving party shall return all used and unused SAMPLES to the disclosing party or recycle or dispose of compositions in which they are incorporated in a manner to be safeguarded against analysis; and

     e. ENGELHARD and HBT shall provide each other with the results of each party's evaluation of other party's SAMPLES.

     5. The parties agree that INFORMATION and/or SAMPLES received from another party will be provided to their respective employees on a need-to-know basis and warrant that their respective employees who have access to the INFORMATION and/or SAMPLES received from another party hereunder are under written obligation of sufficient scope to obligate such employees to comply with the terms and conditions of this Agreement, but in any event each party will remain responsible for any breach of this agreement by their respective employees.

     6. Within thirty (30) days of a request by one party, the other parties shall return all INFORMATION, including any copies thereof.

     7. In the event that a party is required to disclose INFORMATION or SAMPLES or results which a party is obligated to maintain in confidence under this Agreement to a party not subject to this Agreement in response to a subpoena or order of a court or administrative agency, the party required to disclose shall inform the other parties promptly so that the other parties shall have the opportunity to seek a protective order and, provided, that party required to disclose shall not interfere with the other parties' lawful efforts to obtain said protective order.

     8. Nothing contained herein shall be construed as granting any intellectual property rights except as expressly provided herein.

     9. Nothing in this Agreement shall be construed as obligating any party to enter into a business arrangement with another. Any such arrangement and the terms and conditions thereof shall be agreed upon separately.

    10. Nothing in this Agreement shall preclude any party from entering into a similar relationship with any party not subject to this Agreement.

    11. The term of this agreement shall commence on the Effective Date and shall terminate on December 31, 2001, but may be extended for an additional fixed period by written agreement signed by all parties. Any party may terminate this Agreement upon ninety (90) days written notice to the other parties.

    12.   Warranties, unless agreed otherwise:

          12.1 Each of the parties provides the INFORMATION and SAMPLES "AS IS". Each party specifically disclaims the implied warranties of merchantability and fitness for a particular purpose. Each party is under no obligation to maintain, correct, update, change, modify, or otherwise support the SAMPLES.

          12.2 Each of the parties makes no representations or warranties relating to and expressly disclaims all liabilities for any infringement of patents, copyrights, or other intellectual property rights of any third party, which may arise through use of the same INFORMATION and SAMPLES.

     13. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter indicated above and its terms may not be changed or amended except by an instrument in writing.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in duplicate by their duly authorized representatives.



ENGELHARD CORPORATION       [SEAL]        HYDROGEN BURNER TECHNOLOGY, INC.

By /s/ Daniel W. Parker                    By /s/ David Moard
   -------------------------------            -------------------------------
   Daniel W. Parker                        Name   David Moard
   Group Vice President                    Title  President
   Separation Systems and
   Ventures

EXHIBIT C.  PROJECT INTELLECTUAL PROPERTIES

------------------------------------------------------------------------------------------------------------------------------------
 ITEM                 DESCRIPTION OF IMPROVEMENT             INITIATING PARTY                OWNERSHIP              DATE SUBMITTED
------------------------------------------------------------------------------------------------------------------------------------
01     Engelhard has filed a patent application                 Engelhard            Engelhard - Sole Not Joint           9-99
       covering the use of our proprietary
       selective oxidation catalyst for CO
       removal in fuel processors on a
       monolith and operating conditions to
       achieve satisfactory conversions of CO
       under realistic fuel processing conditions.

------------------------------------------------------------------------------------------------------------------------------------

02     HBT is preparing a patent application           Hydrogen Burner Technology    Hydrogen Burner Technology    To Be Filed 11/99
       covering the physical hardware and                                                 - Sole Not Joint
       process chemistry related to the UOB
       -Registered Trademark- based fuel-flexible,
       fuel processor (F(3)P) design
       configuration developed and demonstrated
       over the period 1997-1999. This hardware
       and process is the configuration that
       was modified and used for the initial
       two Plug Power hardware deliverables.

------------------------------------------------------------------------------------------------------------------------------------

03     HBT has prepared a patent disclosure that       Hydrogen Burner Technology    Hydrogen Burner Technology    Defined 1997 and
       covers the use and implementation of                                               - Sole Not Joint          documented 1/99
       electrochemical reaction to concentrate
       and/or generate oxygen and thereby control
       rate of introduction into preferential
       CO reactor chambers or catalyst surfaces.

------------------------------------------------------------------------------------------------------------------------------------

04     HBT has prepared a patent disclosure that       Hydrogen Burner Technology    Hydrogen Burner Technology    Defined 1998 and
       covers a process configuration for                                                 - Sole Not Joint          documented 1/99
       distributing fuel processor product gas to
       a series of fuel cell modules. The
       configuration and distribution process allows
       for enhanced tolerance to CO concentration by
       the fuel cell.

------------------------------------------------------------------------------------------------------------------------------------

05     HBT has prepared a patent disclosure that       Hydrogen Burner Technology    Hydrogen Burner Technology    Defined in 1998
       covers the use of pulsed oxygen                                                    - Sole Not Joint          and documented
       addition to preferential oxidation reactors                                                                    1/99 and
       (either through the dual bed configuration                                                                   modified 10/99
       or through the use of pulsed air addition
       to a continuous flow reactor bed). This
       concept of controlled pulsing the air
       feed is potentially applicable to
       the ATR section of the fuel processor.

------------------------------------------------------------------------------------------------------------------------------------

06     HBT used a reverse flow hardware                Hydrogen Burner Technology    Hydrogen Burner Technology    Defined in 10/98,
       configuration for orientation of monolith                                          - Sole Not Joint          implemented in
       catalyst sections that may constitute                                                                           6/99 and
       intellectual property. This configuration                                                                    application is
       takes the reaction gas first through a                                                                         preparation
       extremely high space velocity center core
       followed by a forced mixing against a
       physical wall of the reactor. These gases
       then enter a low space velocity CPO that is
       in turn followed by SMR catalyst sections.
       These catalyst sections are integrated into
       a ATR reactor core that is easily adapted to
       the hardware configuration of the F(3)P
       assembly.

------------------------------------------------------------------------------------------------------------------------------------

07     HBT has defined a anode-gas oxidizer (AGO)      Hydrogen Burner Technology    Hydrogen Burner Technology    Defined in 1998,
       that uses catalyzed finned tubes                                                   - Sole Not Joint          implemented in
       to enhance the direct transfer of heat                                                                 1998/1999 and
       generated by the exothermic reaction to the                                                                 being applied for
       internal endothermic vaporization reaction                                                                  in item 02 above.
       inside the tubes.

====================================================================================================================================